UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38474	81-4701719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 East Main Street, Suite 2706, Rochester, NY	14604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 575-9085

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	JRSH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2020, the Board of Directors (the “Board”) of Jerash Holdings (US), Inc. (the “Company”) appointed Dr. Ibrahim H. Saif, age 54, to serve as an independent director of the Company, as the Chairman of the Compensation Committee of the Board, and as a member of the Nominating and Corporate Governance Committee and of the Audit Committee of the Board.

Dr. Saif is currently the CEO of Jordan Strategy Forum, an economic development think tank enabling the Jordanian private sector to engage in constructive dialogue on local economic issues and achieve comprehensive economic development. Previously, he served in the Jordanian government as the Minister of Energy and Mineral Resources from March 2015 to June 2017, and the Minister of Planning and International Cooperation from March 2013 to March 2015. Prior to his appointment as a Jordanian Minister, Dr. Saif was a Senior Scholar at the Carnegie Middle East Center, and served as a consultant to the World Bank, the International Monetary Fund, and other international organizations. Dr. Saif was also a former Director of the Center for Strategic Studies at the University of Jordan, and served as the Secretary General of the Economic and Social Counsel in Jordan. He has taught at both the University of London and Yale University, where he led courses on the economies of the Middle East. Dr. Saif holds a Doctorate in Economics, specializing in Trade, Investment, and Industrialization, and a Master’s Degree in Economics with emphasis on Development Issues, both from the University of London, as well as a Bachelor’s Degree in Economics from Yarmouk University in Jordan.

On January 9, 2020, the Company and Dr. Saif entered into a Director Offer Letter (the “Offer Letter”), pursuant to which Dr. Saif will be compensated at a rate of $75,000 per year, payable in cash quarterly at the end of each quarter. The Offer Letter contains customary confidentiality, non-solicitation, and indemnification provisions. The foregoing summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There is no family relationships between Dr. Saif and any director or executive officer of the Company. To the best knowledge of the Company, there is no understanding or arrangement between Dr. Saif and any other person pursuant to which he was appointed as a director. To the best knowledge of the Company, neither Dr. Saif nor any of his immediate family members is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On January 10, 2020, the Company issued a press release announcing the appointment of Dr. Saif as an independent director of the Company, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1	Director Offer Letter dated January 9, 2020 by and between Jerash Holdings (US), Inc. and Ibrahim H. Saif
99.1	Press Release dated January 10, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERASH HOLDINGS (US), INC.

January 10, 2020	By:	/s/ Choi Lin Hung
Choi Lin Hung
Chairman of the Board of Directors, Chief Executive Officer, President, and Treasurer